Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Shareholders

Uroplasty, Inc.:

We hereby consent to the inclusion in this Registration Statement on Form SB-2 of Uroplasty, Inc. of our report dated June 22, 2005, relating to the March 31, 2005 consolidated financial statements of Uroplasty, Inc. and Subsidiaries, which appears in such Registration Statement and to the reference to us under the heading “Experts” in such Registration Statement.

/s/ MCGLADREY AND PULLEN, LLP

Minneapolis, Minnesota
July 20, 2005